As filed with the Securities and Exchange Commission on November 5, 1996
                                                       Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                       CORT BUSINESS SERVICES CORPORATION
               (Exact name of Company as specified in its charter)

    Delaware               4401 Fair Lakes Court                54-1662135
   (State of              Fairfax, Virginia 22033            (I.R.S. Employer
 Incorporation)            (Address of principal          Identification Number)
                        executive offices) (Zip Code)

                       CORT BUSINESS SERVICES CORPORATION
                        1995 DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Frances Ann Ziemniak
                             Vice President-Finance
                           and Chief Financial Officer
                       CORT Business Services Corporation
                              4401 Fair Lakes Court
                             Fairfax, Virginia 22033
                     (Name and address of agent for service)

                                 (703) 968-8500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                         Attention: G. Daniel O'Donnell

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed
Title of                  Number of      maximum        maximum
securities                 Shares       offering       aggregate    Amount of
to be                      to be        price per      offering    registration
registered               registered      share(1)      price(1)        fee
--------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share...   50,000         $20.75      $1,037,500       $358
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $20.75 per share, the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on November 1, 1996.


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




                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed by CORT Business Services Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

                  1. Prospectus dated July 25, 1996 as filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.

                  2. Quarterly Report on Form 10-Q filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the Company's fiscal quarter ended March 31, 1996.

                  3. Quarterly Report on Form 10-Q filed with the Commission pursuant to the Exchange Act for the Company's fiscal quarter ended June 30, 1996.

                  4. Current Report on Form 8-K filed with the Commission pursuant to the Exchange Act on March 20, 1996.

                  5. Current Report on Form 8-K filed with the Commission pursuant to the Exchange Act on May 9, 1996.

                  6. Current Report on Form 8-K/A filed with the Commission pursuant to the Exchange Act on June 13, 1996.

                  7. Current Report on Form 8-K filed with the Commission pursuant to the Exchange Act on July 15, 1996.

                  8. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 15, 1995 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.



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Item 6. Indemnification of Directors and Officers.

     The Company's By-Laws provide that the Company shall indemnify and advance expenses to currently acting and former directors and officers of the Company or a constituent corporation absorbed in a consolidation or merger to the fullest extent permitted by applicable law, whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of their relationship with the Company. Section 145 of the Delaware General Corporation Law, under which the Company was formed, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court shall deem proper.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed herewith:

       Exhibit
         No.                       Document
       -------                     --------

          4.1     1995 Directors Stock Option Plan (incorporated by reference to
                  Exhibit 10.20 of Company's Registration Statement on Form S-1 (No. 33-97568)).

          5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

         23.1     Consent of KPMG Peat Marwick LLP.

         23.2     Consent of Ernst & Young LLP.

         23.3 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney (included on Signature Page).

Item 9. Undertakings.

         The undersigned Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar


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



         value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rules 14a-3 and 14c-3 promulgated under the Exchange Act and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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




                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax and Commonwealth of Virginia on November 5, 1996.

                                       CORT BUSINESS SERVICES CORPORATION


                                       By    F.A. ZIEMNIAK
                                          -------------------------------
                                          Frances Ann Ziemniak
                                          Vice President-Finance and
                                          Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes Paul N. Arnold, Frances Ann Ziemniak, and each of them, his true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date
---------                           -----                           ----

PAUL N. ARNOLD                 President, Chief                 November 5, 1996
---------------------          Executive Officer
Paul N. Arnold                 (principal executive
                               officer) and Director

F.A. ZIEMNIAK                  Vice President-Finance,          November 5, 1996
---------------------          and Chief Financial
Frances Ann Ziemniak           Officer (principal
                               financial and accounting
                               officer)

KEITH E. ALESSI                Director                         November 5, 1996
---------------------
Keith E. Alessi

BRUCE C. BRUCKMANN             Director                         November 5, 1996
---------------------
Bruce C. Bruckmann




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

Signature                           Title                           Date
---------                           -----                           ----

MICHAEL A. DELANEY              Director                        November 5, 1996
---------------------
Michael A. Delaney


CHARLES M. EGAN                 Director                        November 5, 1996
---------------------
Charles M. Egan


GREGORY B. MAFFEI               Director                        November 5, 1996
---------------------
Gregory B. Maffei


JAMES A. URRY                   Director                        November 5, 1996
---------------------
James A. Urry



                                       5

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                                  EXHIBIT INDEX

Exhibit No.       Document                                               Page
-----------       --------                                               ----
 5.1              Opinion of Dechert Price & Rhoads as to the legality
                  of securities being registered.........................

23.1              Consent of KPMG Peat Marwick LLP.......................

23.2              Consent of Ernst & Young LLP...........................





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